Exhibit 10.3

AMENDMENT NO. 1 TO

TALEN ENERGY 2015 STOCK INCENTIVE PLAN

PERFORMANCE UNIT AGREEMENT

THIS AMENDMENT NO. 1 TO TALEN ENERGY 2015 STOCK INCENTIVE PLAN PERFORMANCE UNIT AGREEMENT (this “Amendment”), is dated as of November [●], 2016 (the “Effective Date”) and amends that certain Performance Unit Agreement (the “PSU Agreement”) dated effective as of [●] between [EXECUTIVE] (“Participant”) and Talen Energy Corporation, a Delaware corporation (the “Company”). Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the PSU Agreement.

RECITALS

WHEREAS, Company and Participant previously entered into the PSU Agreement;

WHEREAS, pursuant to Section 7(g) of the Agreement, except as otherwise expressly provided therein, the PSU Agreement, shall not be modified except in a writing signed by each party thereto; and

WHEREAS, Company and Participant desire to amend the PSU Agreement as set forth herein, effective as of the Effective Date.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1. A new Section 7 of the PSU Agreement is hereby added as follows:

“Notwithstanding anything to the contrary contained herein, each Performance Unit which is outstanding immediately prior to the consummation of the transaction contemplated by the Merger Agreement (the “Transaction”) shall be converted, at the consummation of the Transaction, into (a) an amount in cash (the “Closing PU Payment Amount”), without interest and less applicable withholding taxes, equal to the product of (i) the total number of shares of Company common stock that would be delivered to the Participant upon a Change in Control pursuant to Section 2(c) herein (the “Pro-Rata Shares”) and (ii) $14.00 and (b) a time-vesting restricted cash award (a “Cash Retention Award”) in an amount equal to the product of (i) (1) [●]1, minus (2) the Pro-Rata Shares and (ii) $14.00. This Cash Retention Award shall continue to vest on the time-vesting schedule set forth in Section 2 hereof (including for the

[1]	Note: To equal the total number of shares of Company common stock that would be delivered to the Participant assuming the target achievement of the performance goals applicable to such award.

avoidance of doubt earlier vesting and settlement upon a termination without Cause, resignation for Good Reason, death or Disability (capitalized terms as set forth in the Participant’s Change in Control Agreement with the Company) and satisfaction of all other conditions to such delivery (other than achievement of applicable performance goals) as set forth in this Agreement (and without duplication of payments or benefits under the Participant’s Change in Control Agreement with the Company or other Company benefit or compensation plan program policy or arrangement). Any Closing PU Payment Amount payable to the Participant hereunder shall be paid at such time and in such manner as set forth in Sections 2.4(c) and 2.4(e) of the Merger Agreement, as if such Closing PU Payment were a payment due thereunder, and any Cash Retention Award shall be paid to the Participant no later than the next payroll date after such Cash Retention Award vests in accordance with the terms and conditions provided herein.

For purposes of this Section 7, “Merger Agreement” means that certain Agreement and Plan of Merger, by and among the Company and the other parties thereto, dated as of June 2, 2016.”

2. Section 7: Miscellaneous of the PSU Agreement is hereby renumbered to be Section 8: Miscellaneous.

3. The first sentence of Section 3 of the PSU Agreement is hereby amended and restated as follows:

“Subject to Section 8(c), on the Payment Date (as defined below), the Company shall issue to the Participant one share of common stock in settlement of the Total Performance Units, if any, that vest as provided in Section 2.”

4. This Amendment shall only serve to amend and modify the PSU Agreement to the extent specifically provided herein. All terms, conditions, provisions and references of and to the PSU Agreement which are not specifically modified, amended and/or waived herein shall remain in full force and effect and shall not be altered by any provisions herein contained. All prior agreements, promises, negotiations and representations, either oral or written, relating to the subject matter of this Amendment not expressly set forth in this Amendment are of no force or effect.

5. This Amendment shall not be amended, modified or supplemented except by a written instrument signed by the parties hereto. The failure of a party to insist on strict adherence to any term of this Amendment on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Amendment. No waiver of any provision of this Amendment shall be construed as a waiver of any other provision of this Amendment. Any waiver must be in writing.

6. This Amendment shall inure to the benefit of Company and its successors and assigns and shall be binding upon Company and its successors and assigns. This Amendment is personal to Participant, and Participant shall not assign or delegate his rights or duties under this Amendment, and any such assignment or delegation shall be null and void.

7. This Amendment may be executed and delivered (including by facsimile, “pdf” or other electronic transmission) in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Effective Date.

TALEN ENERGY CORPORATION

By:
Name:
Title:
Date:

[PARTICIPANT]

Date: